Limited Power of Attorney - Securities Law Compliance


The undersigned hereby constitutes and appoints Francisca Meraz, Richard Markle and Rhonda Coulston, and each of them, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 3, 4, and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended),
Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of ArthroCare Corporation (the "Corporation"), and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney is executed at Sunnyvale, CA as of the date set forth below.





						Barbara D. Boyan
						Signature


						Barbara D. Boyan
						Type or Print Name


						Dated: 		3/15/04

Witness:


	Francisca Meraz
Signature